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                                                                  EXHIBIT 23 (a)

                          Independent Auditors' Consent

The Board of Directors
Computer Task Group, Incorporated:

We consent to the incorporation by reference in the Registration Statements No. 33-41995, 33-50160, 33-61493, 333-12237, 333-39936, 333-51162, 333-66766 and
333-91148 on Form S-8 and Registration Statement No. 333-43263 on Form S-3 of Computer Task Group, Incorporated of our report dated February 4, 2004 with respect to the consolidated balance sheet of Computer Task Group, Incorporated as of December 31, 2003 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year then ended, which report is incorporated by reference in the 2003 annual report on Form 10-K of Computer Task Group, Incorporated, and to the incorporation by reference of our report dated February 4, 2004 on the related 2003 financial statement schedule, which reports appear in the December 31, 2003 annual report on Form 10-K of Computer Task Group, Incorporated.


                                  /s/ KPMG LLP

Buffalo, New York
March 12, 2004


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